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                                                              EXHIBIT 99.(B)(10)


                        CONSENT OF INDEPENDENT AUDITORS


 The Board of Directors of Aetna Insurance Company of America and
 Contract Owners of Variable Annuity Account 1:

 We consent to the use of our report dated March 17, 1995 included herein and to the reference to our Firm under the caption "INDEPENDENT AUDITORS" in the Statement of Additional Information.

 Our report dated March 17, 1995 refers to a change in 1993 in the Company's methods of accounting for certain investrnents in debt and equity securities.

                                /s/ KPMG Peat Marwick LLP
                                -------------------------
                                KPMG Peat Manvick LLP

 Hartford, Connecticut
 September 18, 1995